Exhibit 99.2 (Exhibit A to Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificates

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

This form, or one substantially equivalent hereto, must be used to exercise non-transferable subscription rights (“Subscription Rights”) pursuant to the subscription rights offering (the “Subscription Rights Offering”) described in the prospectus dated [•], 2011 (the “Prospectus”) of Keystone Consolidated Industries, Inc., a Delaware corporation (the “Company”), if a Subscription Rights holder cannot deliver the Subscription Rights certificate(s) evidencing the Subscription Rights (“Subscription Rights Certificates”) to the Subscription Agent at or prior to 5:00 p.m., New York City time, on [•], 2011, unless extended in the sole discretion of the Company (as so extended, the “Expiration Date”).  Such form must be delivered by mail or overnight courier to the Subscription Agent, sent to the Subscription Agent by facsimile transmission (for eligible institutions only), and must be received by the Subscription Agent on or prior to the Expiration Date.  Properly completed and executed Subscription Rights Certificate(s) relating to this Notice of Guaranteed Delivery must be delivered to the Subscription Agent within three trading days following the date of this Notice of Guaranteed Delivery.  See the discussion set forth in the section entitled “The Subscription Rights Offering–Notice of Guaranteed Delivery” in the Prospectus.

Regardless of the manner of delivery of the Subscription Rights Certificate(s), payment of the subscription price of $[•] per share for each share of the Company’s common stock, par value $.01 per share (the “Common Stock”), being subscribed for upon exercise of the Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus and the Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificates (the “Instructions”) at or prior to 5:00 p.m., new York City time, on the Expiration Date.

The Subscription Agent is:

By First Class Mail:	By Facsimile (For Eligible Institutions only):	By Registered or Certified Mail, or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810 Confirmation of Facsimile Transmissions by Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this Instrument to an address other than one of the addresses listed above or transmission of this instrument via a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the registered holder of Subscription Rights Certificate(s) representing ___________________ Subscription Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on [•], 2011, the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus and the Instructions, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the undersigned’s Subscription Rights as set forth below.  All capitalized terms used herein shall have the meanings ascribed to such terms in the Instructions.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 2.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 2.  To the extent you subscribe for more shares of Common Stock than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares of Common Stock for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a)  EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE
I elect to exercise my Basic Subscription Right to purchase _________ shares of Common Stock*X the Subscription Price of $[•] per share
= $________________.
(b)   EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE
I elect to exercise my Over-Subscription Privilege to purchase _________ shares of Common Stock**X the Subscription Price of $10.00 per share
= $________________.
(c)  TOTAL AMOUNT OF PAYMENT ENCLOSED = $ _________________
___________________________
*    May not exceed the  number of Subscription Rights listed on the face of this Subscription Rights Certificate.
**  You may only exercise your Over-Subscription Privilege if you fully exercise your Basic Subscription Right.

FORM 2 - SIGNATURE
I acknowledge that I have received the Prospectus for this Subscription Rights Offering and I hereby subscribe for the number of shares indicated in Form 1 on the terms and conditions specified in the Prospectus.
The undersigned understands that payment of the Subscription Price of $[•] per share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege must be received by the Subscription Agent in the manner set forth in the Prospectus and the Instructions at or before 5:00 p.m., New York City time, on [•], 2011, the Expiration Date.
This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
Signature(s):   ____________________________________________________
                        ____________________________________________________
                        ____________________________________________________
Date: __________________________, 2011
Daytime Telephone Number: ________________________________________
Control Number of Subscription Rights Certificate (if known): _____________

GUARANTY OF DELIVERY
The undersigned understands that payment of the Subscription Price of $[•] per share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent in the manner set forth in the Prospectus and the Instructions at or before 5:00 p.m., New York City time, on [•], 2011, the Expiration Date.
___________________________________________________
___________________________________________________
(Address)
___________________________________________________
(Area Code and Telephone Number)
Date: __________________________, 2011
___________________________________________________
(Name of Firm)
___________________________________________________
(Authorized Signature)

The institution which completes this form must communicate the guarantee to Computershare Trust Company, N.A. and must deliver the Subscription Rights Certificate(s) to Computershare Trust Company, N.A. within the time period shown herein.  Failure to do so could result in a financial loss to such institution.